SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the
Definitive Proxy Statement	Commission Only (as permitted
Definitive Additional Materials	by Rule 14a-6(e)(2))
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CECIL BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total Fee Paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3	Filing Party:

4.	Date Filed:

127 North Street
Elkton, Maryland 21921-5547

April 14, 2006

Dear Fellow Shareholder:

We invite you to attend our 2006 Annual Meeting of Shareholders to be held at Bentley’s, 902 E. Pulaski Hwy, Elkton, Maryland, on Wednesday, May 17, 2006 at 9:00 a.m., Eastern Time.

At our Annual Meeting, we will discuss highlights of the past year. The 2005 results are presented in detail in the enclosed Annual Report.

The Annual Meeting has been called for the election of directors and to consider any other matters as may properly come before the Annual Meeting or any adjournments. Directors and officers, as well as representatives of Stegman & Company, Cecil Bancorp’s independent registered public accounting firm, will be present to respond to any questions the shareholders may have.

Your vote is important. Please complete the proxy card and return it in the enclosed, postage-paid envelope.

Thank you for investing in Cecil Bancorp.

Sincerely,

/s/ Mary B. Halsey

Mary B. Halsey President and Chief Executive Officer

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CECIL BANCORP, INC.
127 North Street
Elkton, Maryland 21921-5547

NOTICE OF ANNUAL MEETING
May 17, 2006

The Annual Meeting of Shareholders of Cecil Bancorp, Inc. will be held at Bentley’s, 902 E. Pulaski Hwy, Elkton, Maryland, on Wednesday, May 17, 2006 at 9:00 a.m., Eastern Time.

The Annual Meeting is for the purpose of considering and acting upon:
1.	The election of three directors of Cecil Bancorp; and
2.	The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Your Board of Directors recommends a vote “FOR” the election of the persons nominated for election. The Board is not aware of any other business to come before the Annual Meeting.

Only shareholders of record at the close of business on March 31, 2006, will be entitled to vote at the Annual Meeting and any adjournments or postponements. A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed. Whether or not you attend the meeting in person, it is important that your shares be represented and voted. Please vote by completing, signing and dating your proxy card, and returning it as soon as possible in the enclosed, postage-paid envelope. You may change your proxy later or vote in person at the meeting, if you wish.

The proxy statement, voting instruction card, and Cecil Bancorp’s 2005 Annual Report on Form 10-KSB are being distributed on or about April 14, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sandra D. Feltman

Sandra D. Feltman
Elkton, Maryland	SECRETARY
April 14, 2006

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P R O X Y    S T A T E M E N T

Q U E S T I O N S    A N D    A N S W E R S
Q:	What am I voting on?

A:	You are voting on the re-election of the following three directors: Mary B. Halsey, Thomas L. Vaughan, Sr. and Mark W. Saunders

Q:	Who is entitled to vote at the Annual Meeting?

A:	Shareholders of Cecil’s common stock as of the close of business on March 31, 2006 (the Record Date) are entitled to vote at the meeting.

Q:	How do I vote?

A:	You may vote by completing, signing, and dating the proxy card, and returning it in the enclosed, postage-paid envelope. If you return your signed proxy card but do not indicate your voting preference, your card will be voted in favor of the re-election of all directors. You have the right to revoke your proxy any time before the Annual Meeting, and shareholders who attend the meeting may withdraw their proxies and vote in person if they wish.

Q:	Is my vote confidential?

A:	Yes, only the inspectors of election and a limited number of employees and transfer agent personnel associated with processing the votes will know how you cast your vote.

Q:	Who will count the votes?

A:	Registrar and Transfer Company, Cecil Bancorp’s transfer agent, will tabulate the votes.

Q:	What should I do if I receive more than one proxy card?

A:	If you receive more than one proxy card, it indicates that you own shares in more than one account, or your shares are registered in various names. You should vote all proxy cards you receive by completing, signing, dating, and returning each proxy card in the enclosed, postage-paid envelope.

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Q:	What constitutes a quorum at the Annual Meeting?

A:	On the Record Date, there were 1,785,616 shares of Cecil Bancorp common stock issued and outstanding. Each share is entitled to one vote on all matters voted on at the Annual Meeting. A majority of the outstanding shares, present or represented by proxy, will be a quorum for the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and shares held for you by your broker or nominee (broker shares) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter are not included in the quorum and are not included in determining the number of votes cast.

Q:	Who may attend the Annual Meeting?

A:	All shareholders as of the Record Date may attend, although seating is limited.

Q:	What percentage of Cecil Bancorp stock did directors and executive officers own on the Record Date?

A:	Together, they beneficially owned approximately 47.09% of Cecil Bancorp’s issued and outstanding common stock.

Q:	Who pays for this proxy solicitation and how will solicitation occur?

A:	Cecil Bancorp’s Board of Directors is soliciting this proxy, and Cecil Bancorp will pay the cost of the solicitation. In addition to the use of the mail, employees of Cecil Bancorp and its subsidiaries may solicit proxies personally or by telephone, fax, or electronic mail, without additional compensation. Banks, brokerage houses and other nominees and fiduciaries are requested to forward the proxy material to beneficial owners of Cecil Bancorp stock and to obtain authorization to execute proxies on behalf of the beneficial owners. Upon request, Cecil Bancorp will reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.

PROPOSAL I — ELECTION OF DIRECTORS

Your Board of Directors is currently composed of seven members. Five of Cecil Bancorp’s directors also serve as directors of its bank subsidiary, Cecil Federal Bank. Directors of Cecil are divided into three classes and are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, one director will be elected for a term expiring at the 2008 Annual Meeting and two directors will be elected for terms expiring at the 2009 Annual Meeting.

The Board of Directors has nominated for re-election Mary B. Halsey and Thomas L. Vaughan, Sr., who are currently directors and are nominated for a term of three years, and Mark W. Saunders, who is currently a director and nominated for a term of two years, and until his or her successor is elected and qualified. Each nominee must be elected by a plurality of shares voted in

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this election. The individuals named as proxies on your proxy card will vote for the election of each nominee unless you withhold authorization.

Each nominee has agreed to serve his or her term, if elected. If any nominee is unable to stand for re-election at this Annual Meeting, the Board may reduce its size or nominate an alternate candidate, and the proxies will be voted for the alternate candidate.

Your Board recommends a vote FOR these directors.

Information regarding Cecil Bancorp’s directors follows. Director’s service is based upon the year in which he or she first became a director of Cecil Bancorp, Cecil Federal or Columbian Bank, a Federal Savings Bank (“Columbian”). Columbian was acquired by Cecil Bancorp in 1998, and merged into Cecil Federal in May 2001.

DIRECTOR NOMINEES

Mary B. Halsey	Director Since 1995

Ms. Halsey, age 44, became President and Chief Executive Officer of the Company and Cecil Federal in July 1995. Ms. Halsey joined Cecil Federal in 1980 and has been employed in various capacities since that time, including the positions of Chief Operating Officer and Principal Financial and Accounting Officer, which she held from 1993 until becoming President and Chief Executive Officer in 1995. Ms. Halsey is a director and officer of the Southeastern Conference of Community Bankers, Inc., currently holding the position of Past President. Ms. Halsey has been appointed to the Maryland Business Council. Ms. Halsey is a past director of the Maryland Bankers Association, and formerly served as Chairman of the Consumer Education Council. Ms. Halsey currently serves as Trustee of Mt. Aviat Academy, Secretary of the Northern Chesapeake Hospice Foundation and is a member of Church of the Good Shepherd Parish. She has previously served as Vice President and Director of the North East Chamber of Commerce, as Director of the Union Hospital of Cecil County Health System, Inc., and Director of the YMCA of Cecil County, Maryland.

Thomas L. Vaughan, Sr.	Director Since 2003

Mr. Vaughan, age 56, is the past owner and President of Ship Watch Inn, Inc., a bed and breakfast located in Chesapeake City, Maryland. Mr. Vaughan founded Canal Plumbing Company in 1977 and continues to operate it as a plumbing contracting company. Mr. Vaughan is a member of Knight House Farms, L.L.C. and Katem, L.L.C., real estate management companies. Mr. Vaughan previously served on the Chesapeake City Board of Appeals and is a past member of the Chesapeake Historic Commission and a past Council member.

Mark W. Saunders	Director Since 2005

Mr. Saunders, age 31, is the General Manager and an Officer of Bay Ace Hardware, Inc. located in Elkton and Rising Sun, Maryland. Mr. Saunders is a member of CharMark LLC, 300 East Pulaski Highway, 247-249 West Main, LLC and Island Resorts, LLC and a managing

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member of Riverside LLC and MWS, LLC, which are all land development and property management companies. He is Mr. Sposato’s nephew.

DIRECTORS CONTINUING IN OFFICE

Term Expiring in 2007
Mathew G. Bathon	Director Since 1999

Mr. Bathon, age 44, is an attorney with the Elkton law firm of Bathon and Bathon, P.A., where he engaged in the full-time practice of law until June 2000. Mr. Bathon’s law practice is now limited to trust and estate law and he currently serves as President and General Counsel of Windspeed Capital, LLC (“Capital”), a financial services, private equity and trust administration consulting company located in the Boston, Massachusetts area. In this capacity, Mr. Bathon manages and serves as trustee of numerous trusts and manages Capital’s private equity portfolio which includes interests in various privately owned companies and real estate interests. Capital also provides consulting services to Windspeed Ventures Corporation, which operates and manages various venture capital limited partnerships and a public company’s private equity portfolio. Mr. Bathon is a former owner of Bentley’s Restaurant and Banquet Facilities, has served as an officer and director of Northern Chesapeake Hospice Foundation, and, is a former member of B-E Realty, LLC which owns and manages real estate interests in Cecil County. He has also served as a member of the Cecil County Ethics Commission, a director of the Cecil County Chapter of the American Red Cross, the Cecil County FEMA Board, and as a Trustee of Mount Aviat Academy.

Charles Sposato	Director Since 1999

Mr. Sposato, age 52, was elected Chairman of the Board of the Company in August 2000. Mr. Sposato is owner and president of Bay Ace Hardware, Inc. Mr. Sposato is a past recipient of the Who’s Who in Executives & Business. He has served as president of the Cecil County Home Builders Association and as director of the Home Builders Association of Maryland. Mr. Sposato served on the Board of Union Hospital of Cecil County Health Systems, Inc., is past-chairman of Cecil County Health Ventures, Inc. and is a past member of the Union Hospital Finance Committee. He currently serves on the Governmental Affairs Council of the Maryland Bankers Association and the Maryland Bankers Political Action Committee, on the board of Directors of Community Bankers Securities and on the Board of Directors of Northern Chesapeake Hospice Foundation. He is a past Trustee of Mount Aviat Academy. Mr. Sposato is a member of the Knights of Columbus, Elkton Kiwanis and the Cecil County and North East Chambers of Commerce. Mr. Sposato has also attended the Maryland Bankers School. He is Mr. Saunder’s uncle.

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Term Expiring in 2008
Donald F. Angert	Director Since 1968

Mr. Angert, age 76, has served as Treasurer of the Company since April 2000. Mr. Angert was formerly the President and majority stockholder of Angert, Inc., for 21 years, a retail business with stores located in Harford and Cecil Counties, Maryland. He became President of Columbian Bank in January 1989, and served as its Chairman from 1994 until its merger into Cecil Federal in 2001. He now serves as Chairman of the Columbian Division. He was appointed to the Board of Directors of the Company in 1998 in connection with the Company’s acquisition of Columbian. Mr. Angert is a member of St. Patrick Church in Havre de Grace. He is past President of the Aberdeen Chamber of Commerce and has been a Director of the Havre de Grace Chamber of Commerce for fifteen years. He has been an officer and member of the Havre de Grace Lions Club since 1958.

Robert L. Johnson	Director Since 1988

Mr. Johnson, age 79, is retired from the federal government after fifty years of service. He previously was financial manager of Aberdeen Proving Ground. A certified government financial manager, he still serves as a consultant in management and business affairs. Mr. Johnson is active in community endeavors and serves on numerous boards and commissions. He was engaged as consultant and financial coordinator for the establishment of the Harford County Science and Mathematics Academy at Aberdeen High School and is currently serving as a member of the Science and Mathematics Advisory Board. He is a member of the Northeastern Maryland Technology Council and a founding member, director and treasurer of the Army Alliance, Inc. In addition, Mr. Johnson is a member of the Board of Directors of both the Maryland Thoroughbred Racing Foundation, Inc. and the Maryland Horse Park, Inc. He was appointed to the Board of Directors of the Company in 1998 in connection with the Company's acquisition of Columbian.

BOARD MEETINGS AND COMMITTEES

Cecil Bancorp’s Board conducts its business through meetings of the Board and of its Committees. The Board meets quarterly and may have additional special meetings. The Board met four times during 2005. Each director attended all of the meetings of the Board and the Committees on which he or she served.

The Audit Committee of the Board oversees and reports to the Board of Directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of Registered Public Accounting Firms (“independent auditors”) engaged to provide independent audits and related services, and the performance of the internal audit function and independent auditors; and performs the other duties of the Committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, and its charter. The Committee, in its capacity as a Committee of the

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Board, is responsible for the appointment, compensation, retention, evaluation, termination, and oversight of the work of any independent auditor employed by Cecil Bancorp for the purpose of preparing or issuing an audit report or related work. The independent auditors report to the Committee. The Committee is responsible for the resolution of any disagreements between management of Cecil Bancorp and the independent auditors regarding financial reporting. All members of the Committee are “independent” as defined in applicable law, regulations of the Securities and Exchange Commission (“SEC”), the Federal Deposit Insurance Act and related regulations (the “FDIA”), and the Listing Standards of the NASDAQ Stock Market, Inc. (the “Listing Standards”). Members of the Committee also meet all other applicable requirements of the SEC, FDIA, and the Listing Standards for financial, accounting or related expertise. The Company does not currently have an “Audit Committee financial expert,” as defined under the rules of the SEC, serving on its Audit Committee. The Company believes that all the members of the Audit Committee are qualified to serve on the Committee and have the experience and knowledge to perform the duties required of the Committee. The Company does not have any independent directors who would qualify as an Audit Committee financial expert, as defined. The Company believes that it has been, and may continue to be, impractical to recruit such a director unless and until the Company is significantly larger. The Committee has adopted a written charter, which has been approved by the Board of Directors. A copy of this charter is included as Annex A. The Committee met four times in 2005. Current members are Mr. Johnson, Mr. Vaughan, Mr. Saunders, and Mr. Bathon, Chairman.

The Incentive Compensation Plan Committee selects key employees who will be eligible to receive annual cash bonuses under the Cecil Bancorp Incentive Compensation Plan. The Incentive Compensation Plan Committee met one time during 2005. Current members of the Committee are Directors Vaughan, Bathon and Sposato.

The Compensation Committee reviews Cecil Bancorp’s compensation policies and employee benefit plans and programs, and recommends compensation for executive officers and directors, subject to Board approval. The Compensation Committee met two times during 2005. Current members of the Committee are Directors Vaughan, Sposato and Bathon. All members of this Committee other than Mr. Sposato are non-employee directors and are independent directors within the meaning of the Listing Standards. In 2005, no Cecil Federal executive officer served as a member of the compensation committee of another entity that had an executive officer who served as a Cecil Federal director, and no Cecil Federal executive officer served as a director of another entity that had an executive officer serving on Cecil Federal’s Compensation Committee.

The Board of Directors serves as a Nominating Committee for recommending persons to be nominated as directors. All members of the Board other than Mr. Angert, Ms. Halsey, and Mr. Sposato are independent directors within the meaning of the Listing Standards. In its determination of whether or not to recommend a director for nomination, the Board considers whether or not such director meets the minimum criteria for board membership based upon the director’s honesty, integrity, reputation in his or her community, existence of any actual or potential conflicts of interest, and past service as a director, and may consider additional factors it deems appropriate. The Board also is responsible for considering persons recommended for nomination as directors by shareholders, other directors, and officers. As a matter of policy, no shareholder nomination or recommendation will be considered unless the board determines, in

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its good faith discretion, that (i) the manner and substance of the recommendation or nomination and the related information and materials provided in connection with the recommendation or nomination comply with the procedural and substantive requirements of Cecil Federal’s Articles of Incorporation, relevant Bylaws, and state and federal law, and (ii) if elected, the person recommended or nominated may lawfully serve on the board. Shareholders may submit recommendations for director candidates for consideration by the Committee to the Secretary by first class mail. Please also see “Shareholder Proposals and Communications” on page 15 of this Proxy Statement.

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The shares of Cecil Bancorp’s common stock that were beneficially owned on the Record Date by persons who were directors and officers on that date, are shown below.

	Amount and
	Nature of		Percentage
	Beneficial		of Shares
Name	Ownership (1)		Outstanding (2)

Donald F. Angert	23,982		1.31%
Matthew G. Bathon	26,244	(3)	1.44
Mary B. Halsey	83,821		4.60
Robert L. Johnson	11,604.64
Mark W. Saunders	29,956		1.64
Charles Sposato	608,872	(4)	33.36
Thomas L. Vaughan, Sr.	26,243		1.44
All Directors and Executive
Officers as a Group
(13 persons)	1,201,956	(5)	47.09%

(1)	Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 31, 2006. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership is made by the individual, not Cecil.
(2)	In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of March 31, 2006.
(3)	Includes 12,600 shares owned by a trust as to which Mr. Bathon is a trustee with voting power only.
(4)	Includes shares held in a trust of which Mr. Sposato is beneficiary.
(5)	Includes 30,087 shares allocated to executive officers under the ESOP as of the Record Date. Also includes 8,309 shares that may be received by certain directors and executive officers upon the exercise of stock options that are exercisable within 60 days of the Record Date. Includes 2,587 shares beneficially owned by David D. Rudolph, a director of Cecil Federal and 20,424 shares beneficially owned by Allen J. Fair, a director of Cecil Federal.

DIRECTOR AND EXECUTIVE COMPENSATION

Directors’ Fees. During 2005, Directors received a retainer of $600 plus $150 for each regular meeting of the Board attended and $75.00 for each Committee meeting attended. Non-employee directors also received bonuses under the Incentive Compensation Plan totaling $3,183.

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Incentive Compensation Plan. Cecil Bancorp maintains an incentive compensation plan for all non-employee directors of Bancorp and Cecil Federal and for key employees selected by the Incentive Compensation Plan Committee of the Board. Benefits are paid as annual bonuses based upon the results of a formula. In general, each participant receives an annual bonus equal to a percentage of his or her base annual compensation times a “multiplier” based upon return on assets, asset quality, and results of regulatory examinations. The Incentive Compensation Committee may adjust bonuses for unusual financial events or to the extent that payments to Cecil Federal employees would cause Cecil Federal to be less than “well-capitalized” for regulatory purposes. Bonuses are payable from general assets. The plan has an indefinite term, and may be terminated or amended at any time and for any reason; except with respect to benefits payable for a completed year. The Incentive Compensation Committee also may in its discretion determine, by resolution adopted before the first day of any calendar year, to reduce the amounts payable to employees in the form of Bonuses. The plan is unfunded. All bonuses are to be paid from Cecil Bancorp’s general assets. For the fiscal year ended December 31, 2005, Ms. Halsey received a bonus of $26,555 and Mr. Sposato received a bonus of $54,512.

Executive Compensation. The following table summarizes compensation earned by or awarded to Cecil’s Chief Executive Officer and Chairman. No other executive officers had 2005 salary and bonus in excess of $100,000.

Summary Compensation Table

				Long-Term Compensation

				Awards		Payouts

	Annual Compensation			Restricted	Securities
Name and				Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Awards	Options/SARs	Payouts	Compensation

Mary B. Halsey	2005	$170,500	$26,555	–	–	–	$11,371	(1)
President and	2004	$147,000	$24,208	–	–	–	$16,799
Chief Executive Officer	2003	$145,000	$24,452	–	–	–	$18,947

Charles F. Sposato	2005	$350,000	$54,512	–	–	–	$20,442	(2)
Chairman	2004	$250,000	$41,738	–	–	–	$20,502
	2003	$145,000	$24,452	–	–	–	$–

(1)	Includes an annual pension plan contribution of $11,371.
(2)	Includes an annual pension plan contribution of $20,442.

Year-End Option Values

The number and potential realizable value at the end of the year of options held by each of the Named Executive Officers are shown below.

Number of Securities Underlying Unexercised Options at Year-End

Value of Unexercised In-the-Money Options at Year-End(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Mary B. Halsey
President and	–	–	–	–	–	–
Chief Executive Officer

Charles F. Sposato
Chairman	–	–	1,945	–	$7,527	–

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(1)	Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of the underlying common stock at December 31, 2005 of $16.25 per share, and the exercise price of the options of $12.38 per share.

No options or stock appreciation rights (“SARs”) were granted to Ms. Halsey or Mr. Sposato during 2005. No SARs were held by Ms. Halsey or Mr. Sposato at year-end. No options or SARs repriced during Cecil Bancorp’s last ten full years.

Employment Agreements. Cecil Bancorp and Cecil Federal each entered into employment agreements in 1994 with Mary B. Halsey to serve as President and Chief Executive Officer of Cecil Bancorp and Cecil Federal. In her capacity as President and Chief Executive Officer, the Employee is responsible for overseeing all operations of Cecil Federal and the Company, and for implementing the policies adopted by Cecil Federal and the Company’s Boards of Directors. The Employment Agreements provide for a term of three years, with an annual base salary being payable to the Employee by Cecil Federal, which is currently in the amount of $170,500. In lieu of paying the Employee additional salary, Cecil Bancorp has accepted joint and several liability for Cecil Federal’s obligations under its Employment Agreement. On each anniversary date the term of the agreement may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by Cecil Federal’s Board of Directors that Ms. Halsey’s performance has met the required performance standards and that the Employment Agreement may be extended. The Employment Agreements provide Ms. Halsey with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement, and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreements will terminate upon her death or disability, and is terminable by Cecil Federal or Cecil Bancorp for “just cause” as defined in the Employment Agreements. In the event of termination for just cause, no severance benefits are available. If Cecil Federal or Cecil Bancorp terminates Ms. Halsey without just cause, the Employee will be entitled to a continuation of her salary and benefits from the date of termination through the remaining term of the Employment Agreement. If an Employment Agreement is terminated due to her disability, Ms. Halsey will not be entitled to a continuation of her salary and benefits following such termination. In the event of her death during the term of an Employment Agreement, her estate will be entitled to receive her salary through the last day of the month in which death occurs. Ms. Halsey may voluntarily terminate the Employment Agreements by providing 60 days written notice to the Boards of Directors of Cecil Federal and the Company, in which case she is entitled to receive only her compensation, vested rights, and benefits up to the date of termination.

The Employment Agreements contain provisions stating that in the event of Ms. Halsey’s involuntary termination of employment in connection with, or within one year after, any change in control other than for just cause, she will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times her “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Ms. Halsey receives on account of the change in control. The Employment Agreements provide for a lump sum payment to be made in the event of Ms. Halsey’s voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by Ms. Halsey, including (i) the requirement that the Employee perform her principal executive functions more than 35 miles from

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Cecil Federal’s current primary office, (ii) a reduction in her base compensation as then in effect, (iii) the failure of Cecil Federal to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option, and retirement plans, (iv) the assignment to the Employee of duties and responsibilities which are other than those normally associated with her position with Cecil Federal, (v) a material reduction in the Employee’s authority and responsibility, and (vi) the failure to re-elect her to Cecil Federal’s Board of Directors, provided that she is serving on such Board on the date of the change in control. The aggregate payments that would be made to Ms. Halsey assuming her termination of employment under the foregoing circumstances at December 31, 2005 would have been approximately $511,500. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of Cecil Federal. In the event that Ms. Halsey prevails over Cecil Federal or Cecil Bancorp in a legal dispute as to an Employment Agreement, she will be reimbursed for legal and other expenses.

Deferred Compensation Agreements. The Bank has entered into deferred compensation agreements with some of its executive officers, including Ms. Halsey and Mr. Sposato. Under the agreements, the Bank is obligated to provide annual benefits for the officers or their beneficiaries, after the officer’s death, disability, or retirement. The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreements until the full eligibility dates of the participants. The expense incurred for this plan for the years ended December 31, 2005 and 2004 was $662,000 and $386,000, respectively. The Bank is the beneficiary of life insurance policies, with an aggregate cash surrender value of $5,030,000 and $4,137,000 at December 31, 2005 and 2004, respectively, which were purchased as a method of partially financing the benefits under this plan.

CERTAIN TRANSACTIONS

Cecil Bancorp has and expects to have in the future, banking transactions with certain officers and directors of Cecil Bancorp and Cecil Federal and greater than 5% shareholders of Cecil and their immediate families and associates. These transactions are in the ordinary course of business, and loans have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

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OWNERS OF MORE THAN 5% OF CECIL BANCORP’S COMMON STOCK

Beneficial owners of more than 5% of the common stock are required to file certain ownership reports under the federal securities laws. The following table shows the common stock beneficially owned by persons who have filed these reports reporting beneficial ownership that exceeds 5% of Cecil Bancorp’s outstanding common stock at March 31, 2006.
	Amount and Nature	Percentage
	of Beneficial	of Shares
Name	Ownership (1)	Outstanding (2)

Charles Sposato	608,872 (3)	33.36%
910 W. Pulaski Highway
Elkton, MD 21921

(1)	Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by Cecil Bancorp.
(2)	Calculated by Cecil based upon shares reported as beneficially owned by the listed persons and shares of Cecil common stock outstanding at March 31, 2006.
(3)	Includes shares held in trust of which Mr. Sposato is beneficiary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on Cecil Bancorp’s review of the copies of initial statements of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 that it has received in the past year, annual statements of changes in beneficial ownership on Form 5 with respect to the last fiscal year, and written representations that no such annual statement of change in beneficial ownership was required, all directors, executive officers, and beneficial owners of more than 10% of its common stock have filed those reports with respect to 2005, however, a number of reports were filed after their due dates due to a number of factors. The late filings included (i) the Forms 4 reporting purchases in the December 14, 2005, private placement by Directors, Sposato, Bathon, Angert, Fair, Halsey, Saunders, and Vaughan and Officers Whitehead, Feltman, Lockhart, and Hale; (ii) Reports on Form 5 for Director Rudolph and Officers Lockhart and Hale with respect to acquisitions of stock made in 2004; Forms 4 for Directors Sposato and Saunders; and Forms 3 for Director Saunders and Officer Whitehead. Cecil Bancorp makes no representation regarding persons who have not identified themselves as being subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or as to the appropriateness of disclaimers of beneficial ownership.

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RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

A representative of Stegman & Company, Cecil Bancorp’s independent registered public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement.

Fees

The following table presents fees for professional audit services rendered by Stegman & Company for the audit of the annual financial statements of Cecil Bancorp, Inc. and subsidiaries for the year ended December 31, 2005, and fees billed for other services rendered by Stegman & Company.

	2005	2004

Audit Fees (1)	$53,500	$54,800
Tax Services (2)(3)	6,500	7,300
All Other Fees (2)	1,158	0

Total	$61,158	$62,100

(1)	Audit fees consist of fees and expenses for professional services rendered for the audit of Cecil Bancorp’s consolidated financial statements, for review of financial statements included in Cecil Bancorp’s quarterly reports on Form 10-QSB, and for other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. Amounts shown are for the audits for, and the review of Forms 10-QSB filed within, the indicated years, regardless of when the fees and expenses were billed or the services were rendered.
(2)	Includes fees and expenses for services rendered for the years shown regardless of when the fees and expenses were billed.
(3)	Tax services fees consist of fees for compliance tax services including tax planning and advice and preparation of tax returns.

Preapproval of Services

The Audit Committee is required to preapprove all auditing services and permitted non-audit services provided by Cecil Federal’s independent auditors, under Securities and Exchange Commission regulations that became effective in May 2003. There is an exception for preapproval of non-audit services if the aggregate amount of all such non-audit services provided to Cecil Federal constitutes not more than 5 percent of the total amount of revenues paid by it to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by Cecil Federal at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee. All audit services and permitted non-audit services to be performed by the Company’s independent auditor have been preapproved by the Audit Committee as required by Securities and Exchange Commission regulations and the Audit Committee’s charter without exception.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews and reports to the Board of Directors regarding the performance of the internal audit function and independent auditors, the integrity of the financial

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statements, management’s efforts to maintain a system of internal controls, and compliance with legal and regulatory requirements. The Committee (1) has reviewed and discussed the audited financial statements included in Cecil Bancorp’s 2005 Annual Report and Form 10-KSB with management; (2) has discussed with independent auditors the matters required to be discussed by Statement of Auditing Standards 61; and (3) has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed independence with the independent auditor. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the Committee recommended to the Board of Directors that the audited financial statements be included in the 2005 Annual Report and Form 10-KSB. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.

March 14, 2006	Mathew G. Bathon, Chairman
Thomas L. Vaughan, Sr.
Robert L. Johnson
Mark W. Saunders

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted as determined by a majority of the Board of Directors.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any shareholder proposal to take action at the year 2007 Annual Meeting of Shareholders must be received at Cecil Bancorp’s executive offices at 127 North Street, Elkton, Maryland 21922-5547, addressed to the Chairman of the Board, the President and Chief Executive Officer, or the Secretary, no later than December 15, 2006, in order to be eligible for inclusion in Cecil’s proxy materials for that meeting unless the date of the 2007 annual meeting is more than thirty days from May 17, 2007, in which case the deadline is a reasonable time before the Company begins to print and mail proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Under Cecil Bancorp’s Certificate of Incorporation, a shareholder proposal or nomination for director may be eligible for consideration at an annual or special meeting if written notice is delivered or mailed to the Secretary not less than thirty days nor more than sixty days before the meeting, provided that, if less than forty days notice of the meeting has been given, such written notice may be delivered or mailed by the close of the tenth day after the date notice of the meeting was mailed. Such notices also must include information required by and comply with procedures established by the Articles of Incorporation.

Cecil Bancorp’s shareholders may communicate with the Board of Directors or any individual director by addressing correspondence to the board or such director in care of the Secretary at Cecil Bancorp’s main office by mail, courier, or facsimile.

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The Board of Directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for Cecil Federal and to provide an opportunity for shareholders to express any concerns to them. As a matter of policy, all directors are required to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters.

CODE OF ETHICS

The Board of Directors of Cecil Bancorp has adopted a code of ethics that applies to all directors, officers, and employees of Cecil Bancorp and its consolidated subsidiaries. This code, which fulfills the requirements of the Listing Standards and the criteria established by applicable SEC regulation, has been filed as an exhibit to Cecil Bancorp’s Annual Report to the SEC on Form 10-KSB.

2005 ANNUAL REPORT TO SHAREHOLDERS

Cecil Bancorp’s 2005 Annual Report on Form 10-KSB, including consolidated financial statements, has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sandra D. Feltman

Sandra D. Feltman
SECRETARY
Elkton, Maryland
April 14, 2006

ANNUAL REPORT ON FORM 10-KSB

A copy of Cecil’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission has been furnished without charge to shareholders as of the record date. Exhibits to and additional copies of such Form 10-KSB will be provided upon written request to: the Secretary, Cecil Bancorp, Inc., P.O. Box 568, 127 North Street, Elkton, Maryland 21922-5547.

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ANNEX A

Cecil Bancorp, Inc.
Charter
Audit Committee of the Board of Directors

A.	Purpose

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors of Cecil Bancorp, Inc. (the “Company”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the corporation to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

	1.	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

	2.	Review and appraise the audit efforts of the Company’s independent accountants and internal auditor.

	3.	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditor, and the Board of Directors.

	4.	Act as representatives of shareholders and, as these shareholder representatives, assume the responsibility for evaluating the qualifications of independent accountants and internal auditors and making recommendations to the Board of Directors relative to the engagement of these parties.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section D of this Charter.

B.	Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of their independence from management and the Company. Examples of such relationships include:

	1.	a director who in employed by the Company or any of its affiliates for the current year or any of the past three years.

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2.	a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service or benefits under a tax-qualified retirement plan, or non-discretionary plan.

3.	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.

4.	a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company received payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

5.	a director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

All members of the Committee shall be financially literate, or become financially literate within a reasonable period of time. “Financially literate” is defined as “the ability to read and understand fundamental financial statements of a comparable institution, including its balance sheet, income statement, and cash flow statement”. One member of the Audit Committee should have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.	Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management, the internal auditor, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials consistent with D.1.d and D.4.d below.

D.	Responsibilities and Duties

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To fulfill its responsibilities and duties the Audit Committee shall:
1.	Document/Report and Review

	a.	Review and update this charter at least annually as conditions dictate.

	b.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

	c.	Review the regular internal reports to management prepared by the internal auditor and management’s response.

	d.	View with financial management and the independent accountants the quarterly Call Reports and quarterly 10-QSB filings prior to their filing, or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for the purpose of this review. It will be required that the independent accountant conduct a SAS 71 Interim Financial Review prior to the Company’s filing of its Form 10-QSB.

2.	Independent Accountants

	a.	Recommend to the Board of Directors the selection of the independent accountants and internal auditor, considering independence and effectiveness, and review the fees and other compensation to be paid to these parties prior to recommendation to the Board.

	b.	Review the performance of the independent accountants and the internal auditor and recommend to the Board any proposed discharge of these parties when circumstances warrant.

	c.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

	d.	Ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

3.	Financial Reporting Processes

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	a.	In consultation with the independent accountants, management, and the internal auditors, review the integrity of the Company’s financial reporting processes, both external and internal.

	b.	Discuss with the independent accountant the accountant’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting to include such matters as the consistency of application of the Company’s accounting policies and the clarity, consistency, and the completeness of the Company’s accounting information contained in the financial statements and related disclosures. The discussion should also include items that have a significant impact on the representational faithfulness, verifiability, neutrality, ad consistency of the account information included in the financial statement items, including the timing of transactions and the period in which they are recorded.

	c.	Consider and recommend to the Board, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditor.

	d.	Receive a report from the independent accountants regarding the matters required to be discussed by SAS 61, including the accountant’s judgments about the quality, not just the acceptability, of the Company’s accounting principles.

	e.	Prepare a report to be included in the Annual Report on Form 10-KSB that discusses the performance of the steps included in the section, including an indication of whether, based on its discussions with management and the accountants, the Audit Committee members became aware of material misstatements or omissions in the financial statements, and further, that the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-KSB.

4.	Process Improvements

	a.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments. The independent accountants shall issue a formal report to the Committee not less than annually in conjunction with preparing the Company’s Annual Statement. The internal auditor shall issue formal reports to the Committee not less than semi-annually. Management shall respond to the internal auditor’s report as

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appropriate.

	b.	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access required information.

	c.	Review any significant disagreement among management, the independent accountants and/or the internal auditor in connection with the preparation of the financial statements.

	d.	Review with the independent accountants, the internal auditor, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

	e.	Provide a confidential mechanism for employees, management or directors to have a direct path of conversation with the chairman of the audit committee.

5.	Legal Compliance

	a.	Ascertain that management has the proper review system in place to ensure that the Company’s financial statement, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

	b.	Review activities and qualifications of the internal auditor.

	c.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

	d.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigations.

	e.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law as the Committee or the Board deems necessary or appropriate.

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REVOCABLE PROXY CECIL BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS May 17, 2006

The undersigned hereby appoint Donald F. Angert, Matthew G. Bathon, and Charles F. Sposato, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Cecil Bancorp, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders, to be held at Bentley’s, Elkton, Maryland on Wednesday, May 17, 2006, at 9:00 a.m. (the “Annual Meeting”), and at any and all adjournments thereof, as follows, and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.

Please be sure to sign and date this PROXY in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above
1.	The election as directors of all nominees listed below (except as marked to the contrary below):

FOR TERMS TO EXPIRE IN 2007

Mary B. Halsey	.
Thomas L. Vaughan, Sr.
Mark W. Saunders

For All Nominees

For All Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

The board of directors recommends a vote “FOR” each of the nominees listed above.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSONS AS DIRECTORS WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Detach above card, sign, date and mail in postage paid envelope provided.
CECIL BANCORP, INC.
Elkton, Maryland

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above signed by present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of not further force and effect.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual Meeting, a proxy statement dated April 14, 2006 and an Annual Report on Form 10-KSB for the 2005 fiscal year.

Please sign exactly as your name appears on this card. When signing at attorney, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.